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NUMBER                                                                    SHARES
 C-0
              Incorporated under the laws of the State of Delaware

                               INVENTOYCOM, INC.

                    Total Authorized Issue 25,000,000 Shares

                                                                 See Reverse for
                                                         [ILLEGIBLE] Definitions

20,000,000 Shares $.001 Par Value               5,000,000 Shares $.001 Par Value
       Common Stock                                     Preferred Stock

                                    SPECIMEN

This is to certify that _____________________________________ is the owner of

________________________________________________________________________________
            Fully Paid and Non-Assessable Shares of Common Stock of
                               INVENTOYCOM, INC.

transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

                               [GRAPHIC OMMITED]
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